EXHIBIT 32

WALTER INVESTMENT MANAGEMENT CORP. AND SUBSIDIARIES

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

Mark J. O’Brien, Chief Executive Officer, and Charles E. Cauthen, Chief Financial Officer, of Walter Investment Management Corp. (the “Company”), certify to each such officer’s knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1. The Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2013	By:	/s/ Mark J. O’Brien
Mark J. O’Brien
Chief Executive Officer

Date: November 6, 2013	By:	/s/ Charles E. Cauthen
Charles E. Cauthen
Chief Financial Officer